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                                                                 EXHIBIT 10.34

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                              WARRANT PUT AGREEMENT


                  DELIVERED TO:            THE BOARD OF TRUSTEES
                                           OF THE POLICEMEN
                                           AND FIREMEN RETIREMENT SYSTEM OF THE
                                           CITY OF DETROIT

                  BY:                      MCA FINANCIAL CORP.

                  DATE:                    MARCH 6, 1998






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                              WARRANT PUT AGREEMENT

         THIS WARRANT PUT AGREEMENT (hereinafter, together with all amendments and modifications, and extensions hereto, and restatements thereof is hereinafter referred to as "Agreement") dated this 6th day of March, 1998 by and between MCA Financial Corp., a Michigan corporation (hereinafter referred to as the "Company"), with an address at 23999 Northwestern Highway, Suite 230, Southfield, Michigan 48075, and The Board of Trustees of the Policemen and Firemen Retirement System of the City of Detroit (hereinafter referred to as the "Fund"), with an address at 908 City-County Building, Detroit, Michigan 48226.

         WHEREAS, the Company has issued to the Fund, a Common Stock Warrant [dated of even date herewith (together with all amendments, modifications, and extensions thereto, and restatements thereof) is hereinafter referred to as "Warrant"], pursuant to which, among other things, the Fund has the right to acquire the Warrant Shares (as therein defined).

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.       DEFINITIONS:

                  In this Agreement, the following words, phrases, and expressions shall have the respective meanings attributed to them:

              1.1. "BOOK VALUE" shall mean the per share book value of the Common Stock of the Company determined from the applicable Financial Statements referenced herein, including market value of assets not included in such Financial Statements.

              1.2. "CLOSING DATE" shall mean the date no later than the Thirtieth (30th) calendar day after the date of delivery of a Warrant Put Notice.

              1.3. "COMMON STOCK" shall have the meaning set forth in the Warrant.

              1.4. "EARNINGS" shall mean net income of the Company excluding interest expense and federal income taxes, as determined by the applicable Financial Statements, provided however in determining the amount of the interest expense so excluded, interest expense directly attributable to warehoused loans and land contracts may be offset by interest earned on such loans and land contracts, but the amount of such offset may not exceed the total interest expense directly attributable to warehoused loans and land contracts.

              1.5. "FINANCIAL STATEMENTS" shall mean the Company's consolidated (with all subsidiaries now or hereafter existing)



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balance sheet as of a specified date, and related statements of income, cash flows and changes in stockholders equity for the period then ended, prepared in accordance with GAAP.

              1.6. "FISCAL YEAR" shall mean the Company's, fiscal year for financial accounting purposes, each of which ends on January 31.

              1.7. "FULLY DILUTED BASIS" shall mean Fully Diluted Basis (as defined in the Warrant)

              1.8. "GAAP" shall mean at any particular time, generally accepted accounting principles as in effect at such time, applied on a consistent basis with past practices commencing with the Financial Statements ending as of the Fiscal Year ended January 31, 1998.

              1.9. "OTHER TRANSACTION" shall mean any transaction involving (a) the merger of any Company with or into another entity [other than an Affiliate (as defined in the Loan Agreement) of any Commpany], (b) the sale of all or substantially all of a Company's assets, (c) a share exchange transaction, or
(d) any similar transaction.

              1.10. "OPENING DAY BOOK VALUE" shall mean the aggregate Book Value of the Warrant Shares as of January 31, 1998, as determined by the January 31, 1998 Financial Statements for the fiscal year then ended.

              1.11. "PUBLIC OFFERING" shall mean a firm commitment underwritten sale to the public by the Company pursuant to an effective registration statement under the Securities Act of 1933, (a) of a number of shares of its Common Stock which, when added to any other outstanding shares of Common Stock then eligible for public trading without registration or other restriction under the Securities Act, constitute at least 25% of the number of shares of Common Stock outstanding, on a Fully-Diluted Basis, after completion of such offering, and (b) for an aggregate offering price (before payment of underwriters, or brokers, commissions or discounts and the expenses of the offering) which, when added to the aggregate offering price received by the Company from all other offerings of its Common Stock pursuant to effective Securities Act registration statements, equals not less than $10 million.

              1.12. "PERSON" shall mean any individual, sole proprietorship, general or limited partnership, joint venture, trust, unincorporated organization, association, corporation, public authority, or any other entity.

              1.13. "PURCHASE PRICE" shall mean the greatest sum determined in accordance with Section 3 of this Agreement.


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              1.14. "WARRANT" shall mean the Warrant as defined in the Recitals hereof.

              1.15. "WARRANT PUT DATE" shall mean:

                  (a) January 31, 2010; or

                  (b) the date of a Matured Event of Default, [as defined in a Second Loan and Financing Agreement among the Company, MCA Mortgage Corporation, Mortgage Corporation of America, Mortgage Corporation of America, Inc., Rimco Realty and Mortgage Co., Complete Financial Corp. and Securities Corporation of America (as Borrowers) and the Fund (as Lender) dated of even date herewith, as the same may be amended, modified, extended, or restated, from time to time] ("Loan Agreement").

              1.16. "WARRANT PUT NOTICE" shall mean a written notice from the Fund to the Company demanding that the Company purchase all or any portion of the Warrant Shares and/or Warrant on the Closing Date for the Purchase Price.

              1.17. "WARRANT SHARES" shall have the meaning set forth in the Warrant.

          2.  PUT PROVISIONS/PUBLIC OFFERING/OTHER TRANSACTIONS:

              (A) NO PUBLIC OFFERING:

              Provided that no Public Offering or Other Transaction has previously been consummated, the Fund may deliver a Warrant Put Notice to the Company at any time beginning on any Warrant Put Date and ending on the thirtieth (30th) day thereafter, and the Company shall either (i) if the Warrant has been converted, in wholeor in part, purchase all or any portions the Warrant Shares as set forth in such Warrant Put Notice, on the Closing Date, for the Purchase Price, or (ii) pay the Fund the amount the Company would have paid under 2 (a)(i) hereof if the Warrant had been converted, to the extent specified in the Warrant Put Notice, or (iii) abide by any combination of 2 (a)(i) or 2
(a)(ii), selected by the Fund.

              (B) PUBLIC OFFERING:

              If a Public Offering occurs prior to the Warrant Put Date or Other Transaction (i) the Warrant will be deemed automatically converted, and (ii) the Warrant Shares shall be issued to the Fund immediately prior to the effectiveness of the registration statement for the Public Offering, and (iii) the Fund shall no longer have the right to deliver a Warrant Put Notice, and
(iv) the provisions of the Warrant Piggyback Rights Agreement dated of even date herewith between the Company and the Fund shall be applicable to the Warrant Shares.

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              (C) OTHER TRANSACTION:

              If no Public Offering has occurred or Warrant Put Notice has been delivered, and if the Company shall execute a binding agreement with respect to any Other Transaction and, as a result thereof, holders of Common Stock become entitled to receive any consideration in respect of their shares(whether directly through the transaction, as a result of a subsequent distribution declared by the Company's Board of Directors, as a result of the liquidation or winding up or otherwise), the Fund shall be entitled to elect to participate in such distribution as though it were the owner of the Warrant Shares.

              (1) The Fund shall be entitled to receive 4% (on a Fully Diluted Basis) of amounts paid or distributed to shareholders arising from any such transaction, which shall represent payment or distribution in respect of the Fund's ownership of the Warrant Shares.

              (2) The Fund shall not be required to convert the Warrant to the Warrant Shares in accordance with the Warrant as a precondition to participating in any payment or distribution as set forth in this Section 2(c). However, any such participation shall be lieu of its right to convert or put the Warrant and the occurrence of any of the events set forth in this Section shall convert the Fund's interest in the Warrant and Warrant Shares so that thereafter it represents only the right to participate in further payments or distribution from such Other Transaction.

              (3) Notwithstanding the foregoing:

                  (i) In the event that a distribution or payment to the holders of the Common Stock, in respect of any Other Transaction is not made within a reasonable time after the consummation of the Other Transaction, the Company will make a payment to the Fund in an amount substantially equivalent to that which the Fund would have received pursuant to 2(c)(1) above had a distribution or payment to all shareholders been made provided that such payment shall have the same effect as set forth in the last sentence of Section 2 (c)(2); and

                  (ii) In the event that, subsequent to the distributions required hereunder, the business and the affairs of the Company and Borrowers (as defined in the Loan Agreement) are continued but cease to include the origination, purchase, sale, servicing or securitization of mortgage loans as the lines of business cumulatively generating the majority of the Company's consolidated revenues, then the Fund may at its option require the Company to pay to the Fund, in full satisfaction and discharge of the Fund's interest in the Warrant, an amount which would be substantially equivalent to 4% on a Fully Diluted Basis of the net proceeds which would be distributable to the Company's shareholders

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upon the dissolution and liquidation of the Company, adjusted to account for distributions made to the Fund pursuant to 2(c)(2) and 2(c)(3)(i) above which are disproportionate to distributions to other shareholders. The parties acknowledge that they will be required to work together to determine the appropriate amount of any such distributions, it being their intention to provide to the Fund total distributions equaling the amount which would be distributed to the Fund pursuant to 2(a) in a transaction involving the sale of all the Company's assets following by the liquidation and winding up the Company or a merger or other business combination in which the Company was not the surviving entity.

          3.  PURCHASE PRICE:

              (A)      CALCULATION OF PURCHASE PRICE:

                       The Purchase Price shall be the aggregate per share Book Value of the Warrant Shares designated in the Warrant Put Notice, calculated in one of the following manners, as designated by the Fund:

                       (1) The Opening Day Book Value per share plus Fifteen (15%) percent per annum of the Opening Day Book Value, compounded annually, but annualized and determined monthly with respect to the number of months in the Fiscal Year of the Closing Date; or

                       (2) Book Value per share as reflected in, at the option of the Fund, the Financial Statements (i) for the most recent Fiscal Year ending prior to the Warrant Put Date, or (ii) the most recent fiscal quarter ending prior to the Warrant Put Date; or

                       (3) Six (6) times the aggregated per share value of the greater of the following:

                           (i) Earnings reflected in, at the option of the Fund,
the Financial Statements, (x) for the most recent Fiscal Year ending prior to the Warrant Put Date, or (y) the Four (4) most recent fiscal quarters ending prior to the Warrant Put Date; or

                           (ii) The average of Earnings reflected, at the option
of the Fund, in the Financial Statements (x) for the most recent Three (3) full Fiscal Years ending prior to the Warrant Put Date, or (y) the Twelve (12) most recent fiscal quarters ending prior to the Warrant Put Date.

                 (B) ADDITIONAL PURCHASE PRICE:

                     In the event the Purchase Price is determined under Section 3(a) (1) (2), or (3), and there is a Public Offering within One Hundred Eighty
(180) calendar days from January 31, 2010, then

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the Company shall pay to the Fund the additional sum (if any) equal to (a) the amount by which the per share offering price on the date of the Public Offering exceeds the per share Purchase Price theretofore paid, multiplied by (b) the number of Warrant Shares purchased [or upon which the Purchase Price was based under 2(a)(ii)] by the Company from the Fund.

          4.  COVENANTS:

              The Company covenants that:

              (A) FISCAL YEAR:

                  The Company and its subsidiaries will maintain a Twelve (12) month Fiscal Year ending on January 31st of each year.

              (B) BOOKS AND RECORDS:

                  The Company and its subsidiaries shall keep true books of record and account in accordance with GAAP and in which full, true and correct entries in accordance with sound accounting practice will be made of all income, expenses, dealings and transactions in relation to their business activities.

              (C) DELIVERY OF FINANCIAL STATEMENTS:

                  The Company shall deliver to the Fund and its Authorized Agent [as set forth in Section 5(a) hereof], as soon as practicable and in any event within One Hundred Twenty (120) calendar days after the close of each Fiscal Year of the Company commencing with the Fiscal Year ending January 31, 1998, consolidated (with all subsidiaries) audited Financial Statements prepared in accordance with GAAP, all in reasonable detail and with an unqualified opinion expressed by independent public accountants selected by the Company.

              (D) DELIVERY OF CALCULATION OF PURCHASE PRICE:

                  Commencing with the Fiscal Year ending January 31, 1998, and each year thereafter, the Company shall deliver to the Fund, together with the Financial Statements required by Section 4 (c) hereof, a calculation as of such Fiscal Year end of the Purchase Price for the alternatives set forth in
Section 3 (a) (1), (2) and (3) hereof, which calculations shall be certified as correct by the Chief Financial Officer of the Company.

              (E) INDEPENDENT PUBLIC ACCOUNTANTS:

                  The Company will retain independent public accountants of recognized national or regional standing who shall certify the Financial Statements.


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           5. MISCELLANEOUS. Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to the other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) Three (3) calendar days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

IF TO FUND:                  Board of Trustees of the Policemen
                             and Firemen Retirement System of
                             the City of Detroit
                             908 City-County Building
                             Detroit, Michigan  48226
                             Attn: Nicholas Degal, Assistant
                                        Administrator Supervisor
                             Telecopy No.: (313) 224-3522

WITH A COPY TO:              Couzens, Lansky, Fealk, Ellis,
                             Roeder & Lazar, P.C.
                             33533 West 12 Mile Road, Suite 150
                             Farmington Hills, Michigan  48331-5645
                             Attn:  Donald A. Wagner, Esq.
                             Telecopy No.: (248) 489-4156

WITH A COPY TO:              Ronald Zajac, Esq.
                             243 W. Fort Street, Suite 480
                             Detroit, Michigan  48226
                             Telecopy No.: (313) 961-6559

WITH A COPY TO
 LENDER'S AUTHORIZED
 AGENT:                      Plante & Moran, L.L.P.
                             27400 Northwestern Highway
                             P.O. Box 307
                             Southfield, Michigan  48034-0307
                             Attn:  Jon Woods
                             Telecopy No.:   (248) 352-0018

IF TO COMPANY:               MCA Financial Corp.
                             23999 Northwestern Highway, Suite 230
                             Southfield, Michigan  48074
                             Attn:  Patrick D. Quinlan, Chairman
                             Telecopy No.:  (248) 358-7507


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WITH A COPY TO:              Butzel Long
                             150 West Jefferson, Suite 900
                             Detroit, Michigan  48226-4430
                             Attn:  Justin G. Klimko, Esq.
                             Telecopy No.:  (313)  225-7080

or to such other address as each party may designate for itself by like notice.

                 (B) ENTIRE AGREEMENT. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof.

                 (C) AMENDMENT. This Agreement may be amended, supplemented or modified only by a written instrument (which may be executed in any number of counterparts) duly executed by or on behalf of the parties.

                 (D) WAIVER. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but not such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by either party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same term or condition of this Agreement on any future occasion.

                 (E) NO THIRD PARTY BENEFICIARY. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person or entity.

                 (F) NO ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any right, interest or obligation hereunder may be assigned or transferred by the Company. Subject to the first sentence of this paragraph, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and permitted assigns. The stock certificate evidencing the Warrant Shares shall bear a legend to the effect that it is subject to the rights and obligations set forth in this Agreement.

                 (G) HEADINGS. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

                 (H) INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law,
(a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such

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illegal, invalid or unenforceable provision had never comprised a part hereof,
(c) the remaining provision of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

                 (I) REMEDIES. Except as otherwise expressly provided for herein, no remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by either party hereto shall not constitute a waiver by any such party of the right to pursue any other available remedies.

                 (J) DAMAGES. Damages in the event of breach of this Agreement by a party hereto would be difficult, if not impossible, to ascertain, and it is therefore agreed that each party hereto, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof and each of the Company and the Fund hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such person from pursuing any other rights and remedies at law or in equity which such person may have.

                 (K) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan, without regard to choice of law principles which may require application of the laws of any other jurisdiction.

                 (L) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                 (M) TERMINATION. This Agreement shall terminate [except with respect to 3(b)] upon the first to occur of (i) January 31, 2010, unless a Warrant Put Notice shall have been previously delivered in accordance with the provisions of this Agreement, which Warrant Put Notice shall be deemed to have been delivered as to all Warrant Shares pursuant to (i) Section 2 (a)(ii), or
(ii) the closing date of a Public Offering, or (iii) the Closing Date hereunder.


                       (SIGNATURES CONTINUED ON NEXT PAGE)


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         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

                                            COMPANY:

                                            MCA Financial Corp.

                                            By:__________________________

                                               Its:______________________

                                            "FUND"

                                            The Board of Trustees of the
                                             Policemen and Firemen
                                             Retirement System of the City
                                             of Detroit

                                            By:__________________________

                                               Its:______________________

                                                        -and-
                                            By:__________________________

                                               Its:______________________



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